UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    NEWTEK BUSINESS SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street

2nd floor

New York, New York 10001

May 28, 2013

Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) to be held at the offices of the Company at 212 West 35th Street, 2nd floor, New York, NY 10001 on Tuesday, June 18, 2013 at 9:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is a Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and Officers of the Company and a representative of each of the Company’s prior and current independent accountants will be present to respond to any questions that our shareholders may have. Detailed information concerning our activities and operating performance is contained in our enclosed Annual Report.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope or vote by telephone or Internet as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely yours,

Barry Sloane
Chairman, President and Chief Executive Officer

NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street

2nd floor

New York, New York 10001

(212) 356-9500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 18, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) will be held at the offices of the Company at 212 West 35th Street, 2nd floor, New York, NY 10001 on Tuesday, June 18, 2013 at 9:00 a.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	To elect four directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2014 and until his successor is duly elected and qualified;

2.	To ratify the appointment of the Company’s independent registered accounting firm (independent auditors) for the year ended December 31, 2013; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Shareholders of record at the close of business on May 15, 2013 are entitled to vote at the Annual Meeting and any adjournment thereof.

We ask that you fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. You may also cast your vote by telephone or Internet as shown on the Proxy Card. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

BARRY SLOANE
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

New York, New York

May 28, 2013

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

NEWTEK BUSINESS SERVICES, INC.

212 West 35th Street

2nd floor

New York, New York 10001

(212) 356-9500

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company at 212 West 35th Street, 2nd floor, New York, NY 10001 on Tuesday, June 18, 2013 at 9:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed Proxy Card, are first being mailed to shareholders on or about May 28, 2013.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the direction given therein. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented at the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted (“broker non-votes”) will not be counted as votes cast except with respect to the proposal relating to the ratification of the Company’s independent registered accounting firm. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

How Do You Exercise Your Rights to Vote on the Proposals and Elect Directors?

You may vote using any of the following methods:

•

By Mail – Shareholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominees for director and “FOR” the ratification of the independent registered public accounting firm for 2013. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

•

By Telephone – Shareholders of record may submit proxies by following the telephone voting instructions on each proxy card. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

•

By Internet – Shareholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

•

In Person at the Annual Meeting – Shares held in your name as the shareholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Shareholders who execute the enclosed proxy card retain the right to revoke such proxies at any time prior to voting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. The presence of a shareholder at the Annual Meeting alone will not revoke such shareholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of the Company’s common shares, $0.02 par value per share (“Common Shares”). Shareholders of record as of the close of business on May 15, 2013 (the “Record Date”) are entitled to one vote for each Common Share then held on all matters. As of the Record Date, 36,966,672 Common Shares were issued and outstanding (excluding treasury shares which do not vote). The presence, in person or by proxy, of at least a majority of the total number of Common Shares outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Company’s Common Shares are required to file certain reports regarding such ownership with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our Common Shares beneficially owned as of the Record Date by:

•	each person or group known by us to beneficially own more than 5% of our outstanding Common Shares;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table set forth in the “Executive Compensation” section; and

•	all of our current directors and executive officers of the Company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of the Record Date through the exercise of any stock option or any other rights. For purposes of computing the percentage of outstanding Common Shares held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after the Record Date are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of the Record Date there were 36,966,672 Common Shares issued and outstanding (excluding treasury shares which do not vote).

Name and Address of Beneficial Owner (1)	Shares Owned	Right to Acquire (2)	Total Beneficial Ownership	Percent of Class
David C. Beck	188,154	39,685	227,839	*
Craig J. Brunet	83,384	200,000	283,384	*
Jennifer Eddelson	13,370	30,000	43,370	*
Sam Kirschner	69,303	—	69,303	*
Salvatore F. Mulia	60,695	27,780	88,475	*
Barry Sloane	4,700,266	—	4,700,266	12.71%

All current directors and executive Officers as a group (6 persons)			5,412,637	14.64%

Jeffrey G. Rubin(3)	4,291,505	—	4,291,505	11.61%

*	Less than 1% of total Common Shares outstanding as of the Record Date.
(1)	Unless otherwise stated, the address of each person listed is c/o Newtek Business Services, Inc., 212 West 35th Street, 2nd floor, New York, New York 10001.
(2)	Includes number of shares (i) underlying stock options which are exercisable as of the Record Date or which become exercisable 60 days thereafter and (ii) number of shares subject to future vesting under restricted stock awards within 60 days of the Record Date.
(3)	Resigned as President March 7, 2008.

REQUIRED VOTE

Under “Proposal I – Election of Directors,” each director is required to be elected by a plurality of the votes cast at the annual meeting. Abstentions and shares not represented at the annual meeting will have no effect on the election of directors. Brokers are not entitled to vote on director elections, and thus broker non-votes are not treated as votes cast and will have no effect on the election of directors.

The matter described in “Proposal II – Ratification of Appointment of Independent Auditors” is required to be approved by the affirmative vote of the majority of shares voted in person or by proxy at the annual meeting. Abstentions will have no effect on this proposal. Brokers may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions.

PROPOSAL I – ELECTION OF DIRECTORS

The full Board of Directors currently consists of four directors all of whom serve for one year terms.

The nominees for election to the Board of Directors are the following four current directors:

David C. Beck

Sam Kirschner

Salvatore F. Mulia

Barry Sloane

The election of all four directors will take place at the Annual Meeting, each of whom will serve until the Company’s Annual Meeting in 2014 and until his successor is duly elected and qualified.

The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

Nominees for Election at the 2013 Annual Meeting:

The following is a brief summary of the background of each of our directors, which includes specific information about each director’s experience, qualifications, attributes or skills that led the board to the conclusion that the individual is qualified to serve on our board, in light of our business and structure.

David C. Beck	Age: 70	Director since: 2002

Mr. Beck has been Managing Director of Copia Capital, LLC (“Copia”), a private equity investment firm, since September 1998. Prior to founding Copia, Mr. Beck was CEO of Universal Savings Bank, Milwaukee, WI and First Interstate Corporation of Wisconsin, a publicly traded company. Mr. Beck also served as Chairman of Universal Savings Bank’s holding company, Universal Saving Banc Holdings, Inc., from November 2002 until September 2009. He is a certified public accountant. Mr. Beck’s more than 45 years’ experience in the financial services industry qualifies him to serve on our board of directors. His experience and insight gained as a managing director of a private equity firm also provide a significant addition to the board of directors.

Sam Kirschner	Age 64	Director since: 2010

Mr. Kirschner has, since he co-founded MayerCap, LLC in 2003, been a Managing Member of the company. MayerCap, LLC manages investments in hedge funds, as a fund-of-funds, and is headquartered in New York City. MayerCap, LLC places particular emphasis on investing in newer and smaller hedge funds. Mr. Kirschner has also been since 1986 president of Nexus Family Business Consulting where he has specialized in advising owners, boards and senior executive of major family-owned businesses and large domestic and foreign banks on matters of succession planning, estate planning and strategic mergers and acquisitions. He has also consulted on the identification and recruitment of senior executives. Mr. Kirschner holds a Ph.D. in clinical psychology and has taught at both New York University School of Continuing & Professional Studies and the Wharton School of Business at the University of Pennsylvania. Mr. Kirschner has many years of experience in working with small to medium sized firms and addressing the many issues which they face in growing their businesses. He is also very well versed in the latest developments in the social media area and has been very helpful in advising the Company on its product development and social media initiatives and this experience provides a significant addition to the board of directors.

Salvatore F. Mulia	Age: 65	Director since: 2005

Mr. Mulia has been a financial advisor at RTM Financial Services, Westport, CT, with an emphasis on leasing and lending advisory services since February 2003. From February 2001 to February 2003 Mr. Mulia was Executive Vice President of Pitney Bowes Capital Corp, Shelton, CT which was engaged in providing financial services to business customers. Prior to that, Mr. Mulia held senior management positions within General Electric’s Financial Services Division, GE Capital Corporation (“GECC”), and from 1980 through 1993 he was responsible for developing new products and business initiatives in financial services. During his tenure at GECC Mr. Mulia was a principal in GEVEST, GECC’s investment banking unit, where he headed syndication and led acquisition teams which acquired leasing companies with combined assets of $3 billion including: TransAmerica Leasing, Chase Manhattan’s leasing subsidiary and LeaseAmerica. Mr. Mulia has many years of experience with major financial companies working with smaller to mid-sized companies needing capital and debt. His understanding of the dynamics of these businesses has been particularly helpful in addressing similar issues of the Company and this experience provides a significant addition to the board of directors.

Barry Sloane	Age: 53	Director since: 1999

Mr. Sloane is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company and has been an executive officer of each of the Company-sponsored certified capital companies for more than five years. From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit, and he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, Mr. Sloane was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988 Mr. Sloane was a senior mortgage security salesman and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber. Mr. Sloane’s broad business and financial experience and his knowledge of the Company’s businesses has been of great value to the other members of the board.

The Board and Board Meetings

Newtek’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, the Board of Directors and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board and management review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board of Directors and management also regularly evaluate and, when appropriate, revise the Company’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and The NASDAQ® Stock Market, Inc. (“NASDAQ”) where the Company’s Common Shares are listed and traded.

During the fiscal year ended December 31, 2012, the Board of Directors held a total of 6 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of the meetings of all committees on which he served.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines titled “Governance Guidelines” which are available at the Investor Relations page of www.thesba.com. The Governance Guidelines are also available in print to any shareholder who requests them. These principles were adopted by the Board of Directors to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each director and executive officer is obligated to complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Committees of the Board of Directors

The Board of Directors currently has two standing committees: the Audit Committee and the Compensation, Corporate Governance and Nominating Committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules. Each of the committees has a written charter approved by the Board of Directors, which is available on the Investor Relations page on our website at www.thesba.com.

The Board of Directors’ Audit Committee consists of Messrs. Beck as Chair, Mulia and Kirschner and operates pursuant to its written charter. The Audit Committee held 8 meetings during the year ended December 31, 2012. The Audit Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and select the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls and to review and approve conflict of interest or related party transactions and audit policies.

Director Beck, Chair of the Audit Committee, has been determined by the Board of Directors to be a “financial expert” and “independent” under applicable rules of the SEC and NASDAQ. In addition, the Board of Directors has determined that all members of the audit committee are “financially literate” as that term is defined by applicable NASDAQ and SEC rules.

The Company’s Compensation, Corporate Governance and Nominating Committee consists of Messrs. Mulia, as Chair, Beck and Kirschner, all of whom are “non-employee directors” within the meaning of the SEC rules. The Compensation, Corporate Governance and Nominating Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Compensation, Corporate Governance and Nominating Committee met 6 times during the year ended December 31, 2012. The Compensation, Corporate Governance and Nominating Committee is generally responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board and reviewing executive and director compensation and performance.

Director Independence

The Board of Directors is required by the Governance Guidelines to have a majority of members who meet the applicable independence requirements of the NASDAQ and any applicable rule or law. Each of the following non-employee directors is independent and has no relationship to the Company, except as a director and shareholder.

David C. Beck

Salvatore F. Mulia

Sam Kirschner

The Board of Directors has determined that each of its directors, with the exception of Mr. Sloane, qualifies as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. It is the policy of the Board of Directors to hold executive sessions of the independent directors meeting without management at regular intervals and as requested by a director. David C. Beck presides over these meetings of the independent directors. All members of the Board of Directors are encouraged to attend the Annual Meeting of Shareholders. In 2012, Mr. Sloane attended the Annual Meeting of shareholders and, Mr. Kirschner, Mr. Beck and Mr. Mulia attended by telephone.

Leadership Structure

Mr. Sloane has served as Chairman and Chief Executive Officer since 1999 and as President since 2008. We continue to believe that our leadership structure is appropriate since Mr. Sloane has over 25 years of experience in our industry or related businesses, and under his leadership our management team has executed a strategy that has significantly improved our earnings growth, cash flow stability and competitiveness.

Board Risk Oversight

While management is responsible for identifying, assessing and managing risk, our Board is responsible for risk oversight with a focus on the most significant risks facing the company. The Board’s risk oversight includes, but is not limited to, the following risks:

•	strategic;

•	operational;

•	compliance; and

•	reputational.

At the end of each year, management and the Board jointly develop a list of major risks that the company prioritizes in the following year. In 2012 the Board focused on the following areas of risk:

•	management compensation;

•	determining Newtek’s long-term growth;

•	strategic and operational planning, including acquisitions and the evaluation of the Company’s capital structure and long term debt financing; and

•	legal and regulatory compliance.

The Board has delegated responsibility for the oversight of specific risks to Board committees. The Audit committee overseas risks associated with:

•	the Company’s financial statements and financial reporting;

•	mergers and acquisitions;

•	internal controls over financial reporting;

•	credit and liquidity;

•	information technology; and

•	security and litigation issues.

The Compensation, Governance and Nominating committee considers the risks associated with:

•	compensation policies and practices;

•	management resources, structure, succession planning and management development;

•	overall governance practices and the structure and leadership of the Board; and

•	related person transactions and the code of conduct for all employees, officers and directors.

The Board is kept informed of each committee’s risk oversight and any other activities deemed to engender risk via periodic reports from management and the committee chairs. Our Board recognizes the importance of risk oversight, and its role is consistent with the Board’s leadership structure, the CEO and the senior management of the Company. Our senior management is responsible for assessing and managing risk exposure and the Board and committees of the Board provide the oversight consistent with those efforts.

Director Nominations

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Compensation, Corporate Governance and Nominating Committee applies the criteria set forth in the Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interest of all shareholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Compensation, Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. The recommendation should be sent to the Compensation, Corporate Governance and Nominating Committee, c/o Matthew G. Ash, Secretary, Newtek Business Services, Inc., 212 West 35th Street, 2nd floor, New York, New York 10001. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our Board or others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proposal for election for the next annual meeting.

Shareholders also have the right under our Bylaws to nominate director candidates, without any action or recommendation on the part of the Compensation, Corporate Governance and Nominating Committee or the Board,

by following the procedures set forth under “Shareholder Proposals” in our proxy statement. Candidates nominated by shareholders in accordance with the procedures set forth in our Bylaws may be included in our proxy statement and solicitation for the next annual meeting.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation, Corporate Governance and Nominating Committee are independent directors, and none of them are present or past employees or paid officers of ours or any of our subsidiaries. No member of the Compensation, Corporate Governance and Nominating Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers has served on our Board or Compensation, Corporate Governance and Nominating Committee.

Our Code of Ethics

We have adopted a code of ethics, referred to as our Code of Conduct, which applies to all directors and employees, including the principal executive, financial and accounting officers. A copy of the Code of Conduct will be made available upon request directed to the executive offices of the Company and may be viewed on the Investor Relations page on our web site www.thesba.com. In addition, we post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code. We also post on our website any amendments to, or waivers from, our Code of Conduct and Ethics that apply to our principal executive officer and principal financial and accounting officer.

The Audit Committee or the Board of Directors reviews all potential related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee or the Board of Directors. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the Audit Committee or the Board of Directors intends to review such transactions on a case by case basis. In addition, the Compensation, Corporate Governance and Nominating Committee or the Board of Directors reviews and approves all compensation-related policies involving our directors and executive officers.

A major shareholder and former president of the Company, Jeffrey G. Rubin, directly and indirectly through entities and organizations in which he has a material interest, earns gross residual payments on merchant processing revenue he generates for the Company, a portion of which is then paid to his support staff for their efforts. During the years ended December 31, 2012, 2011 and 2010, the Company paid him and his related entities gross residuals of approximately $3,155,000, $1,649,000 and $1,180,000, respectively. We anticipate that Mr. Rubin and his related entities will continue to earn gross residual profits on the merchant process revenue he generates for the Company in 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NASDAQ initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on Forms 3 and 4, and amendments to such forms, provided to the Company by its directors and executive officers and greater than 10% shareholders during 2012, all such required reports were timely filed.

Director Compensation

The Board has adopted a plan for compensation of non-employee directors which gives effect to the time and effort required of each of them in the performance of their duties. During 2012 compensation was paid in cash and is set forth in the table below. Since November 10, 2010, Directors are paid the following annual fees:

•	for participation on the Board: $50,000;

•	as chair of a Committee: $20,000;

•	as committee member: $5,000.

Director Summary Compensation Table (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David C. Beck	75,000	—	—	—	—	—	75,000
Salvatore F. Mulia	75,000	—	—	—	—	—	75,000
Sam Kirschner	60,000	—	—	—	—	—	60,000

(1)	Barry Sloane, the Company’s Chairman, Chief Executive Officer and President, is not included in this table as he was an employee of the Company in 2012 and thus received no compensation for his services as a Director. The compensation received by Mr. Sloane as an employee of the Company is shown in the Summary Compensation Table below.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Executive Officers Of The Registrant

The executive officers of Newtek, and their ages, as of May 28, 2012, are as follows:

Name	Age	Position

Barry Sloane	53	Chairman, Chief Executive Officer, and Secretary

Craig J. Brunet	64	Executive Vice President, Chief Information Officer

Jennifer Eddelson	40	Executive Vice President, Chief Accounting Officer

Barry Sloane is the Chairman of the Board, Chief Executive Officer, and Secretary of the Company and has been an executive officer of each of the Company-sponsored certified capital companies for more than five years. Previously, from September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit and, prior to that time, he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, he was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988 Mr. Sloane was a senior mortgage security salesman and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber.

Craig J. Brunet has served as Executive Vice President and Chief Information Officer since January 1, 2012. Mr. Brunet previously served as Executive Vice President Strategic Planning and Marketing since July, 2006 and as Chairman and Chief Executive Officer of the Company’s Harvest Strategies subsidiary since June, 2001. From 1984 – 1989, Mr. Brunet served as Director of Strategic Planning for AT&T, where he managed all special development and modifications to standard AT&T products to include non-standard pricing, terms and conditions, hardware and software strategic initiatives, FCC Tariffs, as well as joint venture and/or integration requirements for the top 50 AT&T accounts. In 1989, Mr. Brunet joined Entergy Corporation as Executive Vice President responsible for managing and directing the overall Entergy System retail and wholesale marketing effort including strategy development, policy preparation and administration, market development and market analysis and research. During his tenure with Entergy, he served as Chairman of the Strategic Planning Committee of the Electric Power Research Institute (EPRI) and served on the Board of Directors of Entergy Enterprises guiding decisions on unregulated activities including strategic acquisition and investments in generation, distribution and new technology assets domestically and internationally. From 1993 – 1996, Mr. Brunet served as Chairman, CEO and President of First Pacific Networks, a leader in the initial development and deployment of broadband technologies in the United States and Europe. During this period, he was also Chairman of the Board of Credit Depot Corporation, a publicly traded multi-state mortgage company and served as Chairman of both the audit committee and compensation committee.

Jennifer Eddelson is a certified public accountant licensed in the state of New York and has served as Executive Vice President and Chief Accounting Officer of Newtek Business Services, Inc. since July 1, 2011. Previously Jennifer was employed by the Company since 2004 as Corporate Controller, Vice President of Financial Reporting since 2006, and in these and her current capacities has had a principal responsibility for the development and implementation of the Company’s accounting policies and practices. Previously, Ms. Eddelson practiced as a certified public accountant for eight years with Janover, LLC, a public accounting firm located in New York, primarily in the audit and tax area. Ms. Eddelson is a member of the NYS Society of CPAs and a member of the AICPA.

The individuals who served as the Company’s Chief Executive Officer, Chief Information Officer and Chief Accounting Officer during 2012, as well as the other individuals included in the Summary Compensation Table below, are referred to below as the “named executive officers.”

Compensation Philosophy and Objectives

All of our compensation programs are designed to attract and retain key employees and to motivate them to achieve, and reward them for achieving, superior performance. Different programs are geared to shorter- and longer-term performance, with the goal of increasing shareholder value over the long-term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than just as individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and, ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs, including stock options and restricted stock awards.

Role of Executive Officers in Compensation Decisions

The Compensation, Corporate Governance and Nominating Committee supervises the design and implementation of compensation policies for all executive officers (which include the named executive officers) and overall incentive equity awards to all employees of the Company. Decisions regarding the non-equity compensation of executive officers, other than named executive officers, are made by the Chief Executive Officer within the compensation philosophy set by the Committee. Decisions regarding the non-equity compensation of named executive officers are made by the Chief Executive Officer and the Committee for consistency with the Company’s compensation policies.

The Chief Executive Officer semi-annually reviews the performance of each member of the senior executive team, including named executive officers (other than himself whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are then presented to the Committee by the Chief Executive Officer. The Committee will review and approve the recommendations for consistency with the Company’s compensation policies.

Setting Executive Compensation

During the course of each fiscal year, it has been the practice of the Chief Executive Officer to review the history of all the elements of each executive officer’s total compensation and the Chief Executive Officer may also compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group of companies with a capitalization similar to that of the Company. We seek to set compensation levels that are perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit employees. However, the Company does not establish individual objectives in the range of comparative data for each individual or for each element of compensation. Typically, the Chief Executive Officer sets compensation with respect to the executive officers who report to him and presents it to the Committee for conformity with the Company’s overall compensation policies. The named executive officers are not present at the time of these deliberations. The Committee then performs a similar review of the Chief Executive Officer’s total compensation and makes compensation decisions with respect to such officer, who does not participate in that determination.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Committee, which uses the following factors to determine the amount of salary and other benefits to pay each named executive officer:

•	performance against corporate and individual objectives for the year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

We do not establish individual goals but focus on the overall profitable growth of our business.

Based on the foregoing objectives, we have structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

There is no pre-established policy or target for the allocation between either cash or non-cash compensation. Historically we have granted a majority of total compensation to executive officers in the form of cash compensation.

For the year ended December 31, 2012, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation based on the Company’s and the executive’s performance; and

•	retirement and other benefits made available to all employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Executive base salaries continue to reflect our operating philosophy, our performance driven corporate culture and business direction, with each salary determined by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to market levels based on reviews of published salary surveys and the closest related peer company compensation since we do not believe that Newtek has any peer companies. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data from published salary surveys such as Equilar, and the Company generally attempts to fix each named executive officer’s salary within the range. We believe that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the peer company index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.

During the review of base salaries for senior level executives, including the named executive officers, we primarily consider:

•	an internal review of each executive’s compensation both individually and relative to other executive officers;

•	individual performance of the executive; and

•	a review of the Company’s revenue growth, net income and cash flow metrics relative to the Company’s annual plan as established by the Board.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Chief Executive Officer’s assessment of the individual’s performance. Merit based increases to the salaries of named executive officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and confirmed by the Committee and those for the Chief Executive Officer are determined by the Committee.

Annual Bonus

Annual bonuses may be awarded to executive officers under the Company’s cash bonus plan. The Company creates a bonus pool based on annually determined percentage of the salaries of all employees which it accrues as an expense. Payments under the plan are based on the Company’s overall performance as determined by the Chief Executive Officer and the Committee. The Committee determines any bonus for the Chief Executive Officer based on, among other things, a review of the Company’s revenue growth, net income and cash flow relative to the Company’s annual plans as established by the Board. The Chief Executive Officer in consultation with the Committee with respect to the named executive officers, or in consultation with the named executive officers and other senior level officers with respect to lower level employees, determines annual bonuses for other employees based on such employee’s performance. Factors considered include the achievement of business plans, defined goals and performance relative to other companies of a similar size and business strategy. The mix and weighting of the factors vary, depending on the business segment and the executive’s responsibilities. The level of achievement and overall contribution by the executive determines the level of bonus.

Equity-Based Compensation

From time to time, at the discretion of the Committee, the Company grants equity-based awards, such as stock options or restricted stock to the named executive officers and other employees to create a clear and strong alignment between compensation and shareholder return and to enable the named executive officers and other employees to develop and maintain a stock ownership position in the company that will vest over time and act as an incentive for the employee to remain with the Company. Restricted stock and options may be granted pursuant to the Company’s 2003 Stock Incentive Plan or its 2010 Stock Incentive Plan. The Company’s 2000 Incentive Stock and Deferred Compensation Plan remains in existence but no additional option awards may be made under it since 2010 in accordance with its terms. During the Company’s early years of operation, through approximately 2005, we relied more frequently than at present on equity-based awards due to the limited resources available to the Company to attract and retain qualified employees and executives. During that period the Company paid very little in the form of cash bonuses using instead equity-based awards. Currently, the cash flow of the Company, permits a more balanced approach, allowing a combination of cash and equity awards to implement the Company’s compensation policies. Under applicable accounting rules, we are required to measure the value of equity awards based on the fair value of the award on the grant date. The cost is recognized in our statement of operations over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period.

Options are awarded at the average of the highest and lowest sale price of the Company’s Common Shares on the NASDAQ market on the date of the grant (the “Market Value”). In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the Market Value of the Company’s Common Shares on the grant date. The Committee has never granted options with an exercise price that is less than the Market Value of the Company’s common shares on the grant date, nor has it granted options which are priced on a date other than the grant date.

Options granted by the Committee typically vest over the first two to five years of the ten-year option term, although in certain cases we have granted options that have vested immediately. Vesting rights cease upon termination of employment and vested options granted prior to 2008 may be exercised within one year of termination (other than termination for cause) and those granted in 2008 and subsequent which have vested have 90 days after termination in which to exercise. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Upon a change of control, or if earlier, the execution of an agreement to effect a change of control, all options and restricted stock awards under the Company’s 2000 Incentive Stock and Deferred Compensation Plan, its 2003 Stock Incentive Plan and its 2010 Stock Incentive Plan become fully vested and immediately exercisable, notwithstanding any other provision of the plan or any agreement.

Benefits and Perquisites

Our executives are generally not entitled to benefits that are not available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees. The Committee periodically reviews the levels of benefits provided to executive officers. The named executive officers participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly situated employees. The Company has adopted a match for the Company’s 401(k) savings plan which consists of a discretionary match of 50% of the first 2% of employee contributions up to a maximum of 1% of the employee’s compensation. At the Company’ discretion the match may be in the form of cash or Company Common Shares. In 2012, a match of $105,992 in Common Shares was approved and paid in March 2013.

The perquisites we provided in fiscal 2012 are as follows. We paid the premiums on life insurance policies for and certain travel costs for Mr. Sloane the Chief Executive Officer in the amount of $4,432. In addition, we paid Mr. Brunet, the Executive Vice President and Chief Information Officer, relocation expenses in the amount of $4,700.

Compensation of the Chief Executive Officer

The Committee determined the compensation for Barry Sloane, Chairman, Chief Executive Officer and President for 2012. While recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the Company forward, Mr. Sloane’s salary was maintained at $350,000 for 2012 to which was added a bonus of $300,000 which was paid in 2012. Mr. Sloane received a $100,000 bonus in 2011 and a $250,000 bonus in 2010. In addition Mr. Sloane received an award of 75,000 and 400,000 restricted Common Shares in 2013 and 2011, respectively with a value as of the date of award of $138,750 and $680,000, respectively. The Committee has determined that this salary and bonus package is competitive with the labor market median for someone with his skills and talents and is reflective of the Company’s current cash and financial position and the status of the Company’s Common Shares. Mr. Sloane’s base compensation has remained unchanged from 2005 through 2012.

Compensation of the Other Named Executive Officers

The Committee approved the 2012 compensation for Craig J. Brunet, Executive Vice President and Chief Information Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer as recommended to it by the Chief Executive Officer.

As with the Chief Executive Officer, Mr. Brunet’s base salary was maintained at $276,000 in both 2011 and 2012. In 2012 Mr. Brunet received an award of 10,000 restricted Common Shares valued at $18,500 and a cash bonus of $41,400. In 2011, Mr. Brunet was awarded 50,000 restricted Common Shares valued at $85,000 and did not receive a cash bonus. Ms. Eddelson’s base salary was increased to $240,000 on March 1, 2012. Ms. Eddelson’s total salary for 2012 was $230,833 and in addition received a cash bonus of $50,000 paid in 2012, and 10,000 restricted Common Shares valued at $18,500. Ms. Eddelson received a cash bonus in 2011 of $35,000 which was paid in 2012, and 35,000 restricted Common Shares valued at $56,000. The Chief Executive Officer and the Committee have determined that these compensation packages are competitive with the labor market median for managers with their skills and talents and are reflective of the Company’s current cash and financial position and the status of the Company’s Common Shares.

Conclusion

Attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. Offering a competitive, performance-based compensation program helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of shareholders. We believe that the Company’s 2012 compensation program met those objectives.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting 98.94% of the votes cast on the advisory vote on executive compensation proposal were in favor of holding an advisory vote of shareholders on executive compensation, and 82.69% of the votes cast were in favor of holding that advisory vote every three (3) years. The Compensation, Corporate governance and Nominating Committee reviewed these results and determined that our shareholders should vote on a say-on-pay proposal every three years. Accordingly, the next say-on-pay vote will be at our 2014 annual meeting.

COMPENSATION RISK ASSESSMENT

Our Compensation, Corporate Governance and Nominating Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term shareholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Committee conducted an assessment of our compensation arrangements, including those for our named executive officers. The assessment process included, among other things, a review of our (1) compensation philosophy, (2) compensation mix and (3) cash and equity-based incentive plans.

In its review, among other factors, the Committee considered the following:

•

Our revenue model and our cash incentive plan encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.

•	The distribution of compensation among our core compensation elements has effectively balanced short-term performance and long-term performance.

•	Our cash and equity-based incentive awards in conjunction with management efforts focus on both near-term and long-term goals.

•

Our cash and equity-based incentive awards contain a range of performance levels and payouts, to discourage executives from taking risky actions to meet a single target with an all or nothing result of compensation or no compensation.

•	Our executives are encouraged to hold a meaningful number of our Common Shares pursuant to our stock ownership policy.

Based upon this assessment, our Compensation, Corporate Governance and Nominating Committee believes that our company-wide compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Compensation, Corporate Governance and Nominating Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for fiscal 2012 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Salvatore F. Mulia, Chairman

David C. Beck

Sam Kirschner

SUMMARY COMPENSATION TABLE

The following tables set forth the aggregate compensation earned by the Company’s Chief Executive Officer, Chief Information Officer, and Chief Accounting Officer, which we refer to as named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(5)		Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation (in excess of $10,000) ($)	Total ($)

Barry Sloane, CEO	2012	350,000		300,000	(4)	138,750	(7)					788,750
	2011	350,000		100,000	(3)	680,000		—	—	—	—	1,130,000
	2010	350,000		250,000	(1)	—		—	—	—	—	600,000

Craig J. Brunet, EVP and Chief Information Officer	2012 2011 2010	276,000 276,000 276,000		41,400 — 41,400	(4) (2)	18,500 85,000 13,250	(7)	— — —	— — —	— — —	— — —	335,900 361,000 330,650

Jennifer Eddelson, EVP and Chief Accounting Officer(7)	2012 2011	230,833 92,500	(8)	50,000 35,000	(4) (3)	74,500 25,500	(8)					355,333 243,833

(1)	Cash bonus awarded for 2010 performance, $125,000 of which was paid in 2010 and $125,000 was paid in the first quarter of 2011.
(2)	Cash bonus awarded for 2009 performance and paid in 2010.
(3)	Cash bonus awarded for 2010 performance and paid in 2011.
(4)	Cash bonus awarded for 2011 performance and paid in 2012.
(5)	The value reported for Stock and Option Awards is the aggregate grant date fair value of options or restricted stock awards granted to the named executive officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the footnote titled “Stock-Based Compensation” to our financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(6)	Effective July 1, 2011.
(7)	Stock grants awarded for 2012 performance, granted in 2013.
(8)	$18,500 was for stock grants awarded for 2012 performance, granted in 2013; $56,000 was for stock grants awarded for 2011 performance, granted in 2012.

Equity Compensation Plans

The following table provides information as of December 31, 2012 with respect to our Common Shares that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders (1)	1,943,050	$1.44	3,405,768

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,943,050	$1.44	3,405,768

(1)	Consists of 4,250,000 common shares under the Company’s 2000 Stock Incentive and Deferred Compensation Plan, 1,000,000 common shares under the Company’s 2003 Stock Incentive Plan, and 1,650,000 common shares under the Company’s 2010 Stock Incentive Plan.
(2)	Excludes 1,148,400 restricted stock rights which have a zero exercise price.

GRANTS OF PLAN BASED AWARDS

The following reflects all grants to our named executive officers awarded in the fiscal year ended December 31, 2012, all of which vest on July 1, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Barry Sloane, CEO	—	—	—	—	—	—	—	—	—	—	—
Craig J. Brunet, EVP, CIO	—	—	—	—	—	—	—	—	—	—	—
Jennifer C. Eddelson, EVP, CAO	04/12/12	—	—	—	—	—	—	35,000	—	—	56,000

OUTSTANDING EQUITY AWARDS AT 2012 YEAR END

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2012:

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Barry Sloane, CEO	—		—	—	—	—	—	—	400,000	(2)	680,000
Craig J. Brunet, EVP,CIO	100,000 100,000	(1)	—	—	1.57 1.50	12/21/15 05/18/18	—	—	50,000 10,600	(2) (2)	85,000 18,323
Jennifer C. Eddelson, EVP, CAO	10,000 20,000	(1)	—	—	1.57 1.50	12/21/15 05/18/18	—	—	50,000	(2)	80,450

(1)	These options are fully vested.
(2)	These shares of restricted stock shall vest on the earliest of the following to occur: (a) July 1, 2014; (b) a Change in Control (as defined in the plan) of the Company; or (c) His/her death or total disability.

OPTIONS EXERCISED AND STOCK VESTED

There were no stock options exercised nor restricted Common Shares vested during 2012 for the named executive officers.

Employment Agreements

The Company has entered into separate employment agreements with the following three executive officers:

•	Barry Sloane, as Chairman, Chief Executive Officer and Secretary; and

•	Craig J. Brunet, as Executive Vice President and Chief Information Officer; and

•	Jennifer Eddelson, as Executive Vice President and Chief Accounting Officer

Barry Sloane, as Chairman and Chief Executive Officer, is responsible for implementing the policies adopted by the Company’s Board of Directors.

Mr. Sloane’s employment agreement provides for:

•	a twelve month term through March 31, 2013 at an annual base salary of $350,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives;

•	retirement and medical plans, customary fringe benefits, vacation and sick leave; and

•	$2 million of split-dollar life insurance coverage.

Mr. Brunet’s employment agreement provides for:

•	a twelve month term through March 31, 2013 at an annual base salary of $276,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Ms. Eddelson’s employment agreement provides for:

•	a twelve month term through May 31, 2013 at an annual base salary of $240,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Payments upon Change of Control

Mr. Sloane’s employment agreement provides for a payment in the event of non-renewal of his employment in an amount equal to one and one half (1.5) times, or in the case of a change of control or termination other than for cause of the agreement an amount equal to two (2) times, the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Mr. Brunet’s and Ms. Eddelson’s employment agreements provide for a payment in the case of termination other than for cause or in connection with a change in control of the agreement equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year. Mr. Brunet’s employment agreement also provides for a payment in the case of non-renewal equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Each employment agreement contains a non-competition provision that requires the employee to devote substantially his or her full business time and efforts to the performance of the employee’s duties under the agreement.

The employee is not prohibited, however, from:

•

serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company; or

•	investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.

Under each of the employment agreements, the Company may terminate an employee’s employment for “just cause” as defined in the agreement, and upon the termination, no severance benefits are available. If the employee voluntarily terminates his employment for “good reason” as defined in the agreement, or the employee’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the agreement. The employee is able to terminate voluntarily his agreement by providing 60 days written notice to the Board of Directors, in which case the employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

Post Termination Payments

The table below reflects the amount of compensation that would be payable to the executive officers under existing arrangements if the hypothetical termination of employment events described above had occurred on December 31, 2012, given their compensation and service levels as of such date. All payments are payable by the Company in a lump sum unless otherwise noted.

These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits, and accrued vacation pay. In addition, in connection with any termination of Mr. Sloane’s employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation, Corporate Governance and Nominating Committee deems appropriate.

	Post Termination Payments
Name	Change in Control	Non-Renewal	Termination without Cause

Barry Sloane, CEO	$1,500,000	$1,125,000	$1,500,000
Craig Brunet, EVP, CIO	$317,400	$317,400	$317,400
Jennifer Eddelson, EVP, CAO	$381,000	—	$325,000

The actual amounts that would be paid to our executive officers upon termination of employment can be determined only at the time of their separation from the Company.

Nonqualified Deferred Compensation

The Company did not have any nonqualified deferred compensation in the year ended December 31, 2012

Pension Benefits

The Company had no obligation under pension benefit plans to the named executive officers as of December 31, 2012.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid by the Company is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may, in the future, approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments under its three incentive stock plans in accordance with the requirements of FASB Statement 123(R).

PROPOSAL II – RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of directors has appointed McGladrey LLP to replace CohnReznick LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2013, and the Audit Committee has asked that this selection be ratified by our shareholders.

On or about the date of this Proxy Statement, the Company terminated the services of CohnReznick LLP as the Company’s independent accountant. The termination was approved by the Audit Committee of the Board of Directors. CohnReznick LLP’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer of opinions; nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through the date of CohnReznick LLP’s termination, there were no disagreements between the Company and CohnReznick LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to the CohnReznick LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company provided CohnReznick LLP with a copy of the disclosures set forth in this paragraph regarding its dismissal and requested that it provide a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the disclosures.

On or about the date of this Proxy Statement, the Company acting through its Audit Committee engaged McGladrey LLP as the Company’s new independent accountant. During the Company’s most recent fiscal years ending December 31, 2012 and 2011, and through the date of this Proxy Statement, the Company did not consult McGladrey LLP regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

A representative from each of CohnReznick LLP and McGladrey LLP will be present at the Annual Meeting to respond to any questions that our shareholders may have.

The ratification of the selection of McGladrey LLP as our independent accountants for the fiscal year ending December 31, 2013 will require the affirmative vote of the holders of a majority of the outstanding Common Shares voted at the Annual Meeting, in person or represented by proxy. In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes will be voted as instructed by the broker. In the event this Proposal is not approved, the Audit Committee will take such fact into account in selecting the Company’s independent accountants for the year ending December 31, 2013 but the Audit Committee is not bound by the outcome of the vote.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees and Services

Fees for professional services rendered to the Company by CohnReznick LLP during the fiscal year ended December 31, 2012 were as follows (in thousands):

Audit Fees	$725
Audit Related Fees	60
All Other Fees	—

Total Fees	$785

Fees for professional services rendered to the Company by CohnReznick LLP during the fiscal year ended December 31, 2011 were as follows (in thousands):

Audit Fees	$775
Audit Related Fees	105
All Other Fees	—

Total Fees	$880

Audit Fees: The audit fees for the fiscal years ended December 31, 2012 and 2011 were for professional services rendered in connection with the audits of the Company’s annual financial statements, assistance with review of documents filed with the SEC, consents and other services required to be performed by our independent registered public accounting firm.

Audit-Related Fees: All other fees billed to the Company by CohnReznick LLP during the fiscal years ended December 31, 2012 and 2011 for non-audit services and assurance and related services for attestations not required by law.

Tax Fees: No fees were billed to the Company by CohnReznick LLP during the fiscal years ended December 31, 2012 and 2011 for professional services rendered in connection with tax compliance, tax advice, and tax planning.

All Other Fees: None.

In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to and the related services provided by CohnReznick LLP were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors, through its Audit Committee, and in accordance with its written Charter, reviews the audit function, internal controls and financial statements of the Company. The Committee consists solely of directors who are not Company employees and are considered “independent” under applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market. In 2012, the Audit Committee convened 8 times to discuss with management and the independent auditors their respective accounting, auditing and financial reporting responsibilities with respect to the fiscal years 2012 and 2011.

In connection with the December 31, 2012 financial statements of the Company, the Audit Committee: (1) reviewed and discussed the audited and interim unaudited financial statements with management; (2) discussed with the auditors the matters required by the Statement on Auditing Standards No. 61, as amended (Codification of statements on Auditing Standards, AU 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. In discharging these oversight responsibilities as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors’ independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Audit Committee considered whether it was necessary to exclude CohnReznick LLP from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Audit Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors’ independence. The committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.

The Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2012, with management and the independent auditors. Based upon these reviews and the resulting discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee continues to monitor the investigation of, and the remedial steps taken to address, the internal control issue experienced by one of the Company’s subsidiaries, the details of which are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Date: May 15, 2013	Respectfully submitted,
David C. Beck, Chairman
Salvatore F. Mulia
Sam Kirschner

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such shareholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 18, 2013

The Proxy Statement and Annual Report for the year ended December 31, 2012 are available at the special website: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11363.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room in Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newtek Business Services, Inc., 212 West 35th Street, 2nd floor, New York, NY 10001, Attention: Secretary, and can also be accessed through our website at www.Thesba.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single copy of the proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to, Newtek Business Services, Inc., 212 West 35th Street, 2nd floor, New York, NY 10001, Attention: Chief Legal Officer or call (212) 356-9500. Promptly upon receipt by us of such a request from a shareholder, separate proxy materials will be delivered to the requesting shareholder. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers or the Company (if you hold registered shares).

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

COSTS OF PROXY SOLICITATIONS; SHAREHOLDER COMMUNICATIONS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation.

Shareholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o Newtek Business Services, Inc., 212 West 35th Street, 2nd floor, New York, New York 10001. Shareholder communications must be signed by the shareholder and identify the number of Common Shares held by the shareholder. Each properly submitted shareholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the 2014 Annual Meeting of Shareholders of the Company, which will be held on or about June 18, 2014, any shareholder proposal to take action at such meeting must be received by the Secretary of the Company at 212 West 35th Street, 2nd floor, New York, New York 10001 no later than January 28, 2014. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2014 Annual Meeting of Shareholders, or to consider and vote upon at any such meeting, any shareholder proposal which does not meet all of the requirements established by the Securities and Exchange Commission (“SEC”) or the Company’s Restated Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

************************

By order of the Board of Directors,

Matthew G. Ash, Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

NEWTEK BUSINESS SERVICES, INC.

June 18, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11363

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided. i

¢ 20430000000000001000 7	061813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED AND

“FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Four Directors for a one year term (except as marked to the contrary):			2.	The ratification of McGladrey LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ David C. Beck ¡ Sam Kirschner ¡ Salvatore F. Mulia ¡ Barry Sloane
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, ●

Check here if you plan to attend the Annual Meeting: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

NEWTEK BUSINESS SERVICES, INC.

June 18, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11363

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20430000000000001000 7	061813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Four Directors for a one year term (except as marked to the contrary):			2.	The ratification of McGladrey LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ David C. Beck ¡ Sam Kirschner ¡ Salvatore F. Mulia ¡ Barry Sloane
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Check here if you plan to attend the Annual Meeting: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

NEWTEK BUSINESS SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Newtek Business Services, Inc. (the “Company”) hereby appoints Barry Sloane and David C. Beck, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the New York City office of the Company, 212 W. 35th Street, 2nd Floor, New York, NY 10018 on Tuesday, June 18, 2013 at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the election of the named nominees and for proposition 2. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side.)

¢	14475	¢